Exhibit 99.1

Intrusion, Inc. Reports First Quarter 2023 Results

Intrusion Shield Continues to Gain Traction

PLANO, Texas, May 11, 2023 (GLOBE NEWSWIRE) -- Intrusion Inc. (NASDAQ: INTZ), a leader in cyberattack prevention solutions, announced today financial results for the first quarter ended March 31, 2023.

Recent Financial & Business Highlights:

•	First quarter revenue of $1.3 million was down $0.1 million sequentially or 7%.
•	Intrusion Shield revenues for the first quarter totaled $0.3 million, representing 24% of total revenues.
•	Gross margin increased to 76% during the first quarter, an increase of 21% sequentially, as the Company focuses on building and retaining higher margin business.

“While our financial performance was below our expectations, we are beginning to see positive market response to our revamped product suite, which we believe will continue to develop and drive further growth,” said Tony Scott, CEO of Intrusion. “The reception for our Shield family of products remains strong, as we continue to enhance our product capabilities, and expand and strengthen our relationships with technical partners and work closely with our sales and marketing channel partners which have also expanded. We continue to have several large important deals in our qualified pipeline, but we have also seen (as have many others in our space) elongated sales cycles due to uncertain economic conditions and also a rationalization and prioritization process for cybersecurity spend among buyers. “

Mr. Scott continued, “Our financing needs continue to remain a priority, and we are working closely with our financial partners, who are committed to providing the financial support we need. This gives us the confidence that we will have the funding levers and flexibility needed to support the promising long-term investments and rising security challenges where we believe businesses are going to prioritize spending on this important market, regardless of economic conditions in the near term.”

First Quarter Financial Results

Revenue for the first quarter of 2023 was $1.3 million, a decrease of $0.1 million sequentially and $0.5 million compared with the first quarter of the prior year. The decline in total revenue for the quarter was largely due to the loss of a consulting contract in the fourth quarter of 2022 in which Intrusion’s prime sponsor chose not to renew the final option year of a contract that had been in place since 2018.

The gross profit margin was 76% for the first quarter of 2023, compared to 51% in the first quarter of 2022.

Operating expenses in the first quarter of 2023 were $5.0 million, an increase from $0.1 million in the comparable quarter of last year.

The net loss for the first quarter of 2023 was $(4.7) million, or $(0.22) per share, compared to a loss of $(4.1) million, or $(0.21) per share for the first quarter of 2022.

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As of March 31, 2023, cash and cash equivalents were $0.4 million, down from $3.0 million on December 31, 2022. Subsequent to quarter end, we had a customer contract renewal which provided for annual billing in advance of services of $1.3 million. In late March 2023, we implemented cost reduction measures which included the voluntary reduction in salaries of certain of our executive officers for a 6-month period, reduction of 16 full-time positions and reduction in use of contractors. We estimate these cost reductions result in cash savings of approximately $1.5 million per quarter on a go-forward basis. These combined actions provide some liquidity relief and bridge some cash needs while we continue to evaluate available financing options; however, there can be no assurances that the Company will be able to raise the needed financing on a timely basis. Intrusion expects to obtain at least a portion of its 2023 financing needs through sales of its common stock through registered direct offerings, private placements and the use of its At-The-Market program.

Conference Call

Intrusion’s management will host a conference call today at 4:00 P.M., CST. Interested investors can access the live call by dialing 1-888-330-2041, or 1-646-960-0151 for international callers, and providing the following access code: 6774917. The call will also be webcast live LINK. For those unable to participate in the live conference call, a replay will be accessible beginning tonight at 7:00 P.M. CST until May 18, 2023, by dialing 1-800-770-2030, or 1-647-362-9199 for international callers, and entering the following access code: 6774917. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

About Intrusion Inc.

Intrusion, Inc. is a cybersecurity company based in Plano, Texas. The Company offers its customers access to its exclusive threat intelligence database containing the historical data, known associations, and reputational behavior of over 8.5 billion IP addresses. After years of gathering global internet intelligence and working exclusively with government entities, the Company released its first commercial product in 2021. Intrusion Shield is designed to allow businesses to incorporate a Zero Trust, reputation-based security solution into their existing infrastructure. Intrusion Shield observes traffic flow and instantly blocks known malicious or unknown connections from both entering or exiting a network to help protect against Zero-Day and ransomware attacks. Incorporating Intrusion Shield into a network can elevate an organization's overall security posture by enhancing the performance and decision-making of other solutions in its cybersecurity architecture.

Cautionary Statement Regarding Forward-Looking Information

This release may contain certain forward-looking statements, including, without limitation, our expectations for positive results from our recent sales, marketing, and strategic initiatives, which statements reflect management’s expectations regarding future events and operating performance. These forward-looking statements speak only as of the date hereof and involve a number of risks and uncertainties, including the risk that our recent sales, marketing, and strategic efforts will not result in increased product awareness or sales of our Intrusion Shield. These statements are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, the risk that this financing fails to provide the needed capital for the Company to execute its current business strategies, the Company does not achieve the anticipated results from its current sales, marketing, operational, and product development initiatives, as well as risks that we have detailed in the Company’s most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

IR Contact:

Alpha IR Group

Mike Cummings or Josh Carroll

INTZ@alpha-ir.com

Source: Intrusion, Inc.

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INTRUSION INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	March 31, 2023 (unaudited)	March 31, 2022
Revenue	$1,309	$1,835
Cost of revenue	313	903

Gross profit	996	932

Operating expenses:
Sales and marketing	1,738	1,206
Research and development	1,796	1,650
General and administrative	1,506	2,060

Operating loss	(4,044)	(3,984)

Interest expense	(731)	(71)
Interest income	41	1

Net loss	$(4,734)	$(4,054)

Net loss per share:
Basic	$(0.22)	$(0.21)
Diluted	$(0.22)	$(0.21)

Weighted average common shares outstanding:
Basic	21,065	19,113
Diluted	21,065	19,113

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INTRUSION INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$411	$3,015
Accounts receivable	470	530
Prepaid expenses and other assets	372	1,877
Total current assets	1,253	5,422
Property and Equipment:
Equipment	2,890	2,865
Capitalized software development	1,934	1,380
Furniture and fixtures	43	43
Leasehold improvements	78	78
Property and equipment	4,945	4,366
Accumulated depreciation and amortization	(2,440)	(2,208)
Property and equipment, net	2,505	2,158
Finance leases, right-of-use assets, net	882	1,048
Operating leases, right-of-use assets, net	427	504
Other assets	141	143
Total noncurrent assets	3,955	3,853
TOTAL ASSETS	$5,208	$9,275

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable, trade	$1,511	$1,273
Accrued expenses	524	446
Finance leases liabilities, current portion	658	667
Operating leases liabilities, current portion	240	294
Notes payable	10,737	10,114
Deferred revenue	166	455
Total current liabilities	13,836	13,249

Noncurrent Liabilities:
Finance lease liabilities, noncurrent portion	5	10
Operating leases liability, noncurrent portion	199	231
Total noncurrent liabilities	204	241

Commitments and Contingencies

Stockholders’ Equity (Deficit):
Preferred Stock $0.01 par value: Authorized shares – 5,000 Issued shares – 0 in 2023 and 2022	–	–
Common stock $0.01 par value: Authorized shares — 80,000 Issued shares — 21,258 in 2023 and 21,198 in 2022 Outstanding shares — 21,248 in 2023 and 21,188 in 2022	212	212
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	92,421	92,304
Accumulated deficit	(101,060)	(96,326)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders’ deficit	(8,832)	(4,215)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,208	$9,275

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